                                                                    EXHIBIT 3.1
                                    BY-LAWS
                                       OF
                             UNION BANKSHARES, INC.
                                   ARTICLE I
                                   ---------
                            ARTICLES OF ASSOCIATION
                            -----------------------

      The name, location of the registered office, the registered agent, and the purposes and powers of the Corporation shall be as set forth in the Articles of Association, and these By-laws; the purposes and powers of the Corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Association; and the Articles of Association are hereby made a part of these By-laws.

      All reference in these By-laws to the Articles of Association shall be construed to mean the Articles of Association of the Corporation as from time to time amended.

                                   ARTICLE II
                                   ----------
                                  SHAREHOLDERS
                                  ------------

Section 1. Annual Meeting. The annual meeting of shareholders commencing with the year 1982 shall be held no sooner than 30 days nor more than 150 days after the end of the Corporation's fiscal year, on such date as may be set by the Board of Directors. The annual meeting of shareholders shall be held at the registered office of the corporation in Vermont, or at such other place either within or without the State of Vermont, as shall be stated in the notice of the meetings or in a duly executed waiver thereof. The hour of the meeting shall be such hour as shall be stated in the notice of meeting, or in a duly executed waiver thereof. The purpose of the annual meeting shall be to elect a Board of Directors and to transact such other business as may properly be brought before the meeting. Election of directors and of the Secretary need not be by written ballot. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Association and by these By-laws, may be specified by the President, the Board of Directors, the Secretary, or the Secretary upon the written request of the holders of not less than one-tenth of all of the shares entitled to vote at the meeting on such additional purposes. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation. If such annual meeting is omitted on the day herein provided therefore, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting. Such special meeting shall be called in the same manner and as provided for in
Article II, Section 2 hereof, relating to special meetings of shareholders.

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Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors, the Secretary, or the Secretary upon the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, for any purpose. Special meetings shall be held at the registered office of the Corporation in Vermont, or at such other place either within or without the State of Vermont, and on such date and hour as shall be fixed by the President, the Board of Directors, the Secretary, or the Secretary upon written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting and stated in the notice of the meeting, or in a duly executed waiver thereof.

Section 3. Notice of Meeting; Waiver. Written notice of the place, date and hour at which an annual or special meeting is to be held shall be given personally or put in the regular mails to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting by or at the direction of the President, the Secretary, or the other persons calling the meeting. Notice of a special meeting shall state, in addition to the foregoing information, the purpose for which it is called. A written Waiver of Notice of a meeting, signed before or after the meeting by the person or persons entitled to notice, shall be deemed equivalent to notice, provided that such Waiver of Notice is inserted in the corporate minute book. Such a writing need not state the purpose of the meeting for which it waives notice.

Section 4. Quorum. A majority of the shares entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders. When a quorum is once present, it shall not be broken by the subsequent withdrawal of any shareholders. If the required quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 5. Voting and Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Proxies shall be filed with the Secretary of the meeting, or any adjournment thereof, before being voted. Unless otherwise provided therein, no proxy shall be valid after eleven months from the date of its execution. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise. Except as otherwise provided by law, or by the Articles of Association, each shareholder of

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record on the record date for the meeting shall be entitled to one vote for every share standing in his name on the books of the Corporation. All elections of directors shall be determined by a plurality vote, and, except as otherwise provided by the laws of Vermont, the Articles of Association, or by the By-laws, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.

Section 6. Notice and Record Date of Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice in the standard form shall be given to each shareholder of record entitled to vote at the adjourned meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7. Record of Shareholders; Lists. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a record date, which shall be not more than fifty (50) nor less than ten (10) days before the date of such meeting. If no record date is fixed for such purposes, the record date shall be the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, or, if notice of a meeting is waived, at the close of business on the day next preceding the day on which the meeting is held. The Secretary of the Corporation, or his delegate, shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder at the registered office of the Corporation, for any purpose germane to the meeting, during ordinary business hours, for a period of ten
(10) days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II of these By-laws, the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

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Section 9. Shareholders' Right of Inspection. Any shareholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders and its other books and records, and to make extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorized the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at it s registered office. As used in this Section, "Shareholder" means a shareholder of record.

Section 10. Action Without a Meeting. Any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, provided that such waiver of notice is inserted in the Corporate minute book. Such consent shall have the same force and effect as an unanimous vote of shareholders and may be stated as such in any articles or documents filed with the Secretary of State.

                                  ARTICLE III
                                  -----------
                                   DIRECTORS
                                   ---------

Section 1. Board of Directors; Number, Terms and Quorum. The number of directors which shall constitute the Board of Directors shall be no less than three, the exact number to be determined by the shareholders at each annual meeting prior to the election of Directors. Directors need not be residents of the State of Vermont. The Board of Directors shall be elected annually by the shareholders at the annual meeting thereof. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Section 2. Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as these By-laws shall otherwise require.

Section 3. Resignation. Any director may resign at any time upon delivery of his resignation in writing to the President, the Treasurer or the Secretary or to the Board of Directors. Such resignation shall be effective at the date set forth in the notice, and if there is none, then upon receipt.

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Section 4. Committees. The Board of Directors may by resolution passed by majority of the whole board, designate one or more committees, including an executive committee from among the members of the whole board. The board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. If no such alternate members have been designated for such a committee, the members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent provided in the resolution of the whole board which establishes it and permitted by Vermont law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to any papers which may require it. Any director may be a member of more than one committee. The procedures to be followed by such committees with respect to quorum, voting and other such matters shall be the same as those specified for meetings and directors.

Section 5. Telephone Meetings and Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or committees thereof may be taken by telephone conference call, between at least a majority of the directors, or may also be taken without a meeting if all members of the board or committee, as the case may be, consent to such action in writing and the writing or writings are filed in the minute book of the board or committee.

Section 6. Vacancies and Newly-Created Directorships. If any vacancies occur on the Board of Directors by reason of death, immediately effective resignation, retirement or removal from office of any director, or increase in the number of directors, all the directors then in office, although less than a quorum, may by a majority vote choose a successor or successors. Unless sooner displaced, the directors so chosen shall hold office until the election of their successors at the next annual meeting of shareholders. If the directors remaining in office after the occurrence of a vacancy shall be unable by majority vote to fill such vacancy within thirty (30) days of the occurrence thereof, the President or Secretary of the Corporation may call a special meeting of the shareholders at which such vacancy shall be filled. In the event that one or more directors tenders a resignation from the board effective at a future date, the prospective vacancy or vacancies shall be filled by vote of a majority of the directors then in office, although less than a quorum, including those who have so resigned. Such vote shall take effect when such resignation or resignations shall become effective and each director so chosen shall, unless sooner displaced, hold office until the due election and qualification of this successor.

Section 7. Place, Time and Notice of Meetings. The directors may hold their meeting in such place or places, within and without the State of Vermont, as the Board of Directors may determine from time to time. The Board of Directors shall meet each year immediately after the annual meeting of shareholders, for the purpose of organization, election of officers, and consideration of any other business that may

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properly come before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary. Other meetings of the directors shall be held at the call of the President or of the Secretary or of any one director. Notice of the date, time and place of directors' meetings except the annual organization meeting shall be given to each director entitled thereto by letter, telegram, cable or radiogram, delivered for transmission not later than during the third day immediately preceding the day of the meeting, or by word of mouth, telephone or radiophone received not later than during the second day immediately preceding the day of the meeting. Such notice may be waived by a director in writing signed either before or after the meeting for which such notice was required to be given, provided that such waiver of notice is inserted in the minute book, and shall be deemed waived by any director who attends the meeting for which such notice was required to be given, unless such attendance is for the express purpose of objecting to the holding of the meeting. Notice of a later meeting need not be given to any director who attended a prior meeting at which such latter meeting was duly called and the time, date and place thereof noticed.

Section 8. Chairman of the Meeting. The President of the Corporation, if present and acting, shall preside at all meetings; otherwise, a director chosen by a majority of the board at the meeting shall preside.

Section 9. Removal of Directors. Any and all directors may be removed with cause by a vote of the majority of the shares issued and outstanding and entitled to vote at any annual meeting or special meeting called for such purposes. Notice of such meeting shall state the name or names of the director or directors whose removal is proposed and the cause or causes assigned for his removal and a concise statement in defense of the director or directors prepared by or on behalf of him or them shall accompany or precede any solicitation of proxies seeking authority to vote for or against the removal of such director or directors; otherwise, such proxies may not be voted. The director or directors to be removed must, in addition to being given sufficient notice to prepare his or their concise statement of defense as aforementioned, be given an opportunity to present evidence and arguments on his or their own behalf at the meeting at which his or their removal is considered.

                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

Section 1. Officers. The officers of the Corporation shall consist of a President, a Treasurer, a Vice-President and a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, one or more Vice-Presidents, Assistant Treasurers and Assistant Secretaries as the directors at their annual meeting or thereafter from time to time may elect or appoint. The President, Vice-President, Secretary and Treasurer shall be elected annually by the directors at their annual meeting following the annual meeting of the shareholders. Other officers may be chosen by the directors at such

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meeting or at any other time. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon delivering his resignation in writing to the President, the Treasurer or the Secretary or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer elected by the Board of Directors may be removed at any time for cause or without cause by majority vote of the whole Board of Directors taken at a meeting duly called and held. Neither notice nor a hearing need be given to any officer proposed to be so removed. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal of an officer or otherwise, shall be filled by the Board of Directors in the same manner as provided for ordinary elections of officers by directors, and an officer so chosen shall hold office until the next regular election for that office, or until earlier death, resignation or removal. The salaries of all officers shall be fixed from time to time by the Board of Directors.

Section 2. President. It shall be the duty of the President to preside at all meetings of the shareholders and all meetings of the Board of Directors and to have general authority over the ordinary course of the business of the Corporation.

Section 3. Vice-President. The Vice-President, or Vice-Presidents, shall have such powers and duties as shall be assigned to them by the Board of Directors or the President.

Section 4. Treasurer and Assistant Treasurer. The Treasurer shall, subject to the direction and under the supervision of the directors, have general charge of the financial concerns of the Corporation; care and custody of the funds and valuable papers of the Corporation, except his own bond; authority to endorse for deposit or collection of all notes, checks, drafts and other obligations for the payment of money payable to the Corporation or its orders, and to accept drafts on behalf of the Corporation; authority to pay or cause to be paid all dividends voted by the Board of Directors; and shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation. If required by the Board of Directors, he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the directors shall require. Any Assistant Treasurer shall have such powers and duties as the directors or the President may delegate to him.

Section 5. Secretary. The Secretary, shall, in addition to any duties imposed upon him by virtue of his office pursuant to Vermont law, the Articles of Association or these By-laws, keep an attested copy of the Articles of Association and amendments thereto, and of these By-laws with a reference on the margin of said By-laws to all amendments thereof, all of which documents and books shall be kept at the registered office of the Corporation or at the office of the Secretary. Unless a transfer agent is appointed, the Secretary shall keep or cause to be kept, at the registered office of the Corporation or at his office, the stock and transfer records of the Corporation, in which shall be contained the names of all shareholders,

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their record addresses, the number of shares held by each, the time when they respectively acquired the shares and the time of any transfers thereof. The Secretary shall also keep a record of the meetings of the directors. The Secretary shall give or cause to be given such notice as may be required of all meetings of shareholders and all meetings of the Board of Directors, and shall keep the seal of the Corporation in safe custody and affix it to any instrument when such action is incident to his office or is authorized by the Board of Directors. Any Assistant Secretary shall have such powers and duties as the directors or the President shall delegate to him.

Section 6. Other Powers and Duties. Subject to these By-laws, each officer shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as the directors or the President may from time to time delegate to him.

                                   ARTICLE V
                                   ---------
                                SHARES OF STOCK
                                ---------------

Section 1. Amount Authorized. The amount of the authorized capital stock and the par value, if any, of the shares authorized shall be fixed in the Articles of Association, as amended from time to time.

Section 2. Appointment of Transfer Agent. The Board of Directors may appoint a transfer agent, registrar and dividend disbursing agent (the "transfer agent") and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock, including uncertificated shares.

Section 3. Certificated and Uncertificated Shares. Shares of the capital stock of the Corporation may be certificated or uncertificated, as determined by the Board of Directors in its discretion, and as permitted under the Vermont Business Corporation Act, as amended from time to time. Notwithstanding the foregoing, (i) no authorization of uncertificated shares shall apply to any shares represented by a stock certificate until such certificate is surrendered to the Corporation or its transfer agent, nor shall any such authorization apply to a certificated share issued in exchange for an uncertificated share unless requested by the holder thereof; and (ii) upon written request to the Corporation or its transfer agent, any holder of uncertificated shares shall be entitled to a certificate representing all or any portion of the shares of the Corporation owned by him.

      Within a reasonable time after the issuance or transfer of uncertificated shares, and at least annually thereafter, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Vermont, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed under applicable law (including federal and state securities laws), or imposed by the

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Corporation's Articles of Association or these By-laws. If applicable, such notice shall also contain the text of any preferences, voting powers, qualifications and special and relative rights of the shares of such class or series, or a statement that the Corporation will furnish a copy thereof to the shareholder upon written request and without charge.

Section 4. Stock Certificates. Any certificates representing the capital stock of the Corporation shall be signed, manually or by facsimile, by the President or a Vice President, and by the Treasurer or the Secretary or Assistant Secretary, and may be countersigned by the Corporation's transfer agent, if one has been appointed. In case any officer or transfer agent who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer or transfer agent before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer or transfer agent held such title or position at the time of its issue.

      Every certificate representing the Corporation's shares which are subject to any restriction on transfer shall have the restriction noted conspicuously on the face or back of the certificate, either with the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate representing the Corporation's shares issued when the Corporation is authorized to issue more than one class or series of shares shall set forth on its face or back, if applicable, either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of such class or series, or a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 5. Transfer. Subject to any applicable restrictions on transfer, shares of the Corporation's capital stock may be transferred only on the books of the Corporation or its transfer agent, (i) if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or (ii) if such shares are uncertificated, upon properly authorized instructions from the holder of such uncertificated shares; in each case with such proof of the authenticity of signature or authorization, and compliance with such other rules and requirements, as the Corporation or its transfer agent may reasonably specify.

Section 6. Record Holders. Except as may be otherwise required by law, by the Articles of Association or by these By-laws, the Corporation shall be entitled to treat the record holder of shares as shown on its books or the books of its transfer agent as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such shares, until the shares have been transferred on the books of the Corporation or the books of its transfer agent in accordance with the requirements of these By-laws. It shall be the duty of each shareholder to notify the Corporation of his mailing address and any changes thereto.

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

Section 7. Lost, Stolen or Destroyed Certificates. The Corporation or its transfer agent shall issue a new certificate in the place of any certificate theretofore issued which has been lost, stolen or destroyed, provided the holder of record of the certificate satisfies the following requirements:

      (a) Claim. The shareholder makes proof in affidavit form acceptable to the Corporation or its transfer agent that it has been lost, destroyed, or wrongfully taken;

      (b) Timely Request. The Corporation has not received notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claims;

      (c) Bond. The shareholder gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation or its transfer agent may direct, to indemnify the Corporation and its transfer agent against any claims that may be made on account of the alleged loss, destruction or theft of the certificates; and

      (d) Other Requirements. The shareholder satisfies any other reasonable requirements imposed by the Corporation or its transfer agent.

Section 8. Fractional Shares. The Corporation shall be authorized to issue fractional shares. Fractional shares may be issued certificated or uncertificated, as determined by the Board of Directors in its discretion. No holder of any fractional share shall be entitled to any vote with respect thereto unless, and to the extent that, the holder or holders of fractional shares aggregating one or more full shares unite for the purpose of voting at any such meeting, in which case such holder or holders shall be entitled to one vote at such meeting for each full share represented by the aggregate of such fractional shares held by such holder or holders.

Section 9. Payment for Shares. The consideration for the issuance of shares, whether certificated or uncertificated, may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any shares, nor shall any registration of uncertificated shares be made on the books of the Corporation or its transfer agent, until such shares are fully paid.

                                   ARTICLE VI
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 1. Fiscal Year. Except as from time to time determined by the directors, the fiscal year of the Corporation shall end on the last day of December in each year.

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

Section 2. Seal. The seal of the Corporation shall, subject to alteration by the directors, consist of a flathead, circular die with the words "Vermont," "Union Bankshares, Inc." and "1982" cut or engraved thereon.

Section 3. Registered Office and Registered Agent. The address of the registered agent shall be as set forth in the Articles of Association. The books of the Corporation including its stock ledger, books of account, and minute books, shall be kept at the registered office of the Corporation or its Secretary.

Section 4. Agents. The Board of Directors may appoint agents of the Corporation possessing authority as broad as is not inconsistent with these By-laws or applicable law.

Section 5. Voting of Shares in Other Corporations. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution), at any meeting of shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

Section 6. Amendments. These By-laws may at any time be repealed, altered or amended by vote of the directors.

                                  ARTICLE VII
                                  -----------
                      NOTES, CHECKS, DRAFTS AND CONTRACTS
                      -----------------------------------

Section 1. The Notes, Checks and Drafts. The notes, checks and drafts of the Corporation shall be signed by such person or persons as the Board of Directors may from time to time designate and in the absence of such designation by the Treasurer. Manual signature or signatures shall be required on all notes and drafts of the Corporation. In the case of checks of the Corporation, either manual or facsimile signature or signatures may be used.

Section 2. Contracts. Contracts of the Corporation shall be executed by such person or persons as may be generally designated by the Board of Directors and, in the absence of such designation, by the President, a Vice-President or the Treasurer.

                                 ARTICLE VIII
                                 ------------
                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

Section 1. Indemnification Policy. The Corporation shall indemnify its directors, and, by affirmative vote of a majority of its directors, may indemnify its officers, employees and agents, against any liability incurred by any of them in their capacity as such, to the full extent permitted by the laws of Vermont, in accordance with the following provisions.

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

Section 2. Third Party Suits. The Corporation shall indemnify any director and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 3. Derivative Actions. The Corporation shall indemnify any director and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 4. Payment in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

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

Section 5. Non-exclusivity. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such person.

Section 6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

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